UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):   January 27, 2014

ANDALAY SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2071 Ringwood Avenue, Unit C
San Jose, CA 95131
(Address of principal executive offices)

(408) 402-9400
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into Material Definitive Agreement

On January 27, 2014, Andalay Solar, Inc, a Delaware corporation (the “Company”) entered into an amendment (the “Amendment”) to the Securities Purchase Agreement (the “SPA”) that it entered into on December 19, 2013 with certain institutional accredited investors. The Amendment extended the Final Closing Date set forth in the SPA to January 31, 2014.

A copy of the Amendment is filed herewith as Exhibit 10.1.

Item 3.02  Unregistered Sales of Equity Securities.

On January 27, 2014, the Company issued a convertible note in the principal amount of $100,000 that matures January 27, 2016 (the "Convertible Note") under the Securities Purchase Agreement it entered into with an institutional investor (the “Purchaser”) on December 19, 2013.  The Convertible Note bears interest at the rate of 8% per annum compounded annually, is payable at maturity and the principal and interest outstanding under the Convertible Note are convertible into shares of the common stock of the Company, at any time after issuance, at the option of the Purchaser, at a conversion price equal to $.02, subject to adjustment upon the happening of certain events, including stock dividends, stock splits and the issuance of Common Stock Equivalents (as defined in the Note) at a price below the conversion price. Subject to the Company fulfilling certain conditions, including beneficial ownership limits, the Convertible Note is subject to a mandatory conversion if the closing price of the Company’s common stock for any 20 consecutive days commencing six months after the issue date of the Convertible Note equals or exceeds $0.04. Unless waived in writing by the Purchaser, no conversion of the Note can be effected to the extent that as a result of such conversion the Purchaser would beneficially own more than 9.99% in the aggregate of our issued and outstanding common stock immediately after giving effect to the issuance of common stock upon conversion.

The Company has the option of repaying the outstanding principal amount of the Convertible Note, in whole or in part, by paying the Purchaser a sum of money equal to one hundred and twenty percent (120%) of the principal together with accrued but unpaid interest upon 30 days notice, subject to certain beneficial ownership limits. For so long as the Company has any obligation under the Convertible Note, the Company agreed to certain restrictions regarding, among other things, incurrence of additional debt, liens, amendments to charter documents, repurchase of stock, payment of cash dividends, affiliated transactions. The Company is also prohibited from entering into certain variable priced agreements until the Convertible Note is repaid in full.  The Convertible Note contains events of default which, if triggered, will result in the requirement to pay a default amount (up to 24%) as specified in the Convertible Note.

The foregoing is not a complete summary of the terms of the Convertible Note described in this Item 3.02, and reference is made to the complete text of the form of Convertible Note that is filed herewith as an exhibit.

The Company is relying on an exemption from registration provided under Section 4(a)(2) of the Securities Act for the issuance of the Securities, which exemption the Company believes is available because the Securities were not offered pursuant to a general solicitation, and the status of the purchasers of the Securities as “accredited investors” as defined in Regulation D under the Securities Act.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Convertible Note Due January 27, 2016
10.1	Amendment dated January 27, 2014 to Securities Purchase Agreement dated as of December 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 31, 2014

ANDALAY SOLAR, INC.

By: /s/ Margaret R. Randazzo
Margaret R. Randazzo
Chief Executive Officer

  Exhibit Index

Exhibit No.	Description

4.1	Form of Convertible Note Due January 27, 2016
10.1	Amendment dated January 27, 2014 to Securities Purchase Agreement dated as of December 19, 2013